Exhibit 10.1

SASM&F Draft 10/9/15

THE RMR GROUP LLC

AMENDED AND RESTATED OPERATING AGREEMENT

Dated as of October [   ], 2015

THE COMPANY INTERESTS REPRESENTED BY THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THE COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

Article V

CAPITAL ACCOUNTS; ALLOCATIONS

Section 5.01	Capital Accounts	26
Section 5.02	Allocations	27
Section 5.03	Regulatory Allocations	27
Section 5.04	Final Allocations	29
Section 5.05	Tax Allocations	29
Section 5.06	Indemnification and Reimbursement for Payments on Behalf of a Member	30
Section 5.07	Negative Capital Accounts	30

Article VI

MANAGEMENT

Section 6.01	Authority of Managing Member	31
Section 6.02	Transactions Between Company and Managing Member or Officers	32
Section 6.03	Rights to Engage in Other Business	33
Section 6.04	Reimbursement for Expenses	33
Section 6.05	Limitation of Liability	34
Section 6.06	Outside Activities of the Managing Member	35

Article VII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01	Limitation of Liability and Duties of Members and Officers	36
Section 7.02	No Right of Partition	36
Section 7.03	Indemnification	37
Section 7.04	Members Right to Act	38
Section 7.05	Inspection Rights	40

Article VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01	Records and Accounting	40
Section 8.02	Fiscal Year	40

Article IX

TAX MATTERS

Section 9.01	Preparation of Tax Returns	41
Section 9.02	Tax Elections	41
Section 9.03	Tax Controversies	41

Article X

TRANSFERS OF UNITS

Section 10.01	Transfers Generally	42
Section 10.02	Transfers of Managing Member’s Company Interest	42
Section 10.03	Non-Managing Members’ Rights to Transfer	43
Section 10.04	Restricted Units Legend	43
Section 10.05	Overriding Provisions	44

Article XI

REDEMPTION RIGHTS

Section 11.01	Redemption Rights of Non-Managing Members	45

Article XII

ADMISSION OF MEMBERS

Section 12.01	Substituted Members	47
Section 12.02	Additional Members	47
Section 12.03	Admission of Successor Managing Member	47

Article XIII

WITHDRAWAL AND RESIGNATION

Section 13.01	Withdrawal and Resignation of Members	48

Article XIV

DISSOLUTION AND LIQUIDATION

Section 14.01	Dissolution	48
Section 14.02	Liquidation and Termination	49
Section 14.03	Deferment; Distribution in Kind	49
Section 14.04	Cancellation of Articles	50
Section 14.05	Reasonable Time for Winding Up	50
Section 14.06	Return of Capital	50

Article XV

VALUATION

Section 15.01	Determination	50

THE RMR GROUP LLC

AMENDED AND RESTATED OPERATING AGREEMENT

This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”), dated as of October [   ], 2015, is entered into by and among The RMR Group LLC, a Maryland limited liability company (the “Company”), and its Members (as defined herein).

WHEREAS, the Company initially was formed by Reit Management & Research Trust, a Massachusetts business trust (the “Original Member”), pursuant to and in accordance with the Delaware Act (as defined herein) by the filing of a certificate of formation with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on September 27, 2001;

WHEREAS, the Company entered into a Limited Liability Company Agreement of the Company with the Original Member, dated as of September 27, 2001;

WHEREAS, the Company entered into an Amended and Restated Limited Liability Company Agreement with the Original Member, dated as of October 22, 2001, as amended on September 21, 2004;

WHEREAS, the Company was converted from a Delaware limited liability company to a Maryland limited liability company by the filing of Articles (as defined herein) and articles of conversion with the SDAT (as defined herein) on June 5, 2015;

WHEREAS, immediately after the conversion the Original Member held one hundred percent (100%) of the limited liability company interests (the “Original Interests”) of the Company;

WHEREAS, following the conversion, the Company and the Members entered into an operating agreement of the Company, dated as of June 5, 2015 (the “Original Agreement”); and

WHEREAS, the Company and the Members desire to enter into and adopt this Agreement to amend and restate and supersede the Original Agreement in its entirety as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“AAA” has the meaning set forth in Section 16.09(c).

“Additional Funds” has the meaning set forth in Section 3.09(a).

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in the Capital Account is less than zero.  For this purpose, the Member’s Capital Account balance shall be:

(a)                                 reduced for any items described in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b)                                 increased for any amount the Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

The foregoing definition is intended to comply with Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Appellate Rules” has the meaning set forth in Section 16.09(c).

“Articles” means the Company’s articles of organization as filed with the SDAT and in effect from time to time.

“Assumed Tax Liability” means, with respect to a Member, an amount equal to the Distribution Tax Rate multiplied by the estimated or actual taxable income of the Company, as determined for federal income tax purposes, allocated to the Member pursuant to Section 5.05 for the period to which the Assumed Tax Liability relates as determined for federal income tax purposes to the extent not previously taken into account in determining the Assumed Tax Liability of the Member, as reasonably determined by the Managing Member; provided that the Assumed Tax Liability (a) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Section 743(b) of the Code and (b) shall, in the case of INC, in no event be less than an amount that will enable INC to meet its tax obligations and its obligations pursuant to the Tax Receivable Agreement for the relevant taxable year.

“Award” has the meaning set forth in Section 16.09(c).

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in Boston, Massachusetts or Baltimore, Maryland are authorized or required by Law to close.

“Business Management Agreements” means, collectively, the Second Amended and Restated Business Management Agreement between the Company and Government Properties Income Trust, the Second Amended and Restated Business Management Agreement between the Company and Hospitality Properties Trust, the Second Amended and Restated Business Management Agreement between the Company and Select Income REIT and the Second Amended and Restated Business Management Agreement between the Company and Senior Housing Properties Trust.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that the Member contributes (or is deemed to contribute) to the Company pursuant to Article III.

“Cash Amount” means an amount of cash equal to the product of (a) the Value of a Class A Common Share and (b) the Class A Shares Amount, determined as of the applicable Valuation Date.

“Charter” means the charter of INC as in effect from time to time.

“Chosen Courts” has the meaning set forth in Section 16.09(b).

“Class A Common Share” means a share of Class A Common Stock, par value $0.001 per share, of INC.

“Class A Shares Amount” means a number of Class A Common Shares equal to the number of Tendered Units; provided, however, that, in the event that INC issues to all holders of Class A Common Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling INC’s stockholders to subscribe for or purchase Class A Common Shares (“Rights”), with the record date for the Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Class A Shares Amount shall also include the Rights that a holder of that number of Class A Common Shares would be entitled to receive, expressed, where relevant hereunder, as a number of Class A Common Shares, determined by INC.

“Class A Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Class A Units in this Agreement.

“Class B-1 Common Share” means a share of Class B-1 Common Stock, par value $0.001 per share, of INC.

“Class B-2 Common Share” means a share of Class B-2 Common Stock, par value $0.001 per share, of INC.

“Class B Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Class B Units in this Agreement.

“Code” means the United States Internal Revenue Code of 1986.

“Common Share” means a Class A Common Share, a Class B-1 Common Share or a Class B-2 Common Share.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Common Unit” means either (a) a Class A Unit or (b) a Class B Unit.

“Company Equivalent Units” means, with respect to any Equity Securities, Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Equity Securities as appropriate to reflect the relative rights and preferences of the Equity Securities as to other classes and series of Equity Securities as the Company Equivalent Units would have as to Units corresponding to such other classes and series of Equity Securities, but not as to matters such as voting for members of the board of directors of INC that are not applicable to the Company.  For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Company Equivalent Units need not be similar to the rights of the corresponding Equity Securities; provided, however, with respect to redemption rights, the terms of Company Equivalent Units must be such so that the Company complies with Section 3.06.

“Company Interest” means an ownership interest in the Company held by a Member and includes any and all benefits to which the holder of a Company Interest may be entitled as provided in this Agreement, together with all obligations of that Person to comply with the terms and provisions of this Agreement.  There may be one or more classes or series of Company Interests.  A Company Interest shall be expressed as a number of Units.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Cut-Off Date” means the fifth (5th) Business Day after the Managing Member’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of the Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by the Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by the Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by the Person, to the extent attributable to the Person’s interest in that property, even though the Person has not assumed or become liable for the payment thereof; and (iv) obligations of the Person as lessee under capital leases.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. § 18-101, et seq.

“Disputes” has the meaning set forth in Section 16.09(c).

“Distribution” means each distribution made by the Company to a Member with respect to that Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any payment treated as a “guaranteed payment” for purposes of Section 707 of the Code or (c) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code.

“Distribution Tax Rate” means the combined federal and applicable state income tax rates based on the assumption that each Member is an individual or, if a greater amount of tax would result, a corporation, resident in the U.S. state that would result in the greatest amount of tax, subject to the maximum federal and applicable state income tax rates, as reasonably determined by the Managing Member.

“Effective Time” has the meaning set forth in Section 16.14.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Company or INC, pursuant to which options to purchase Class A Common Shares are granted or grants of, or in respect of, Class A Common Shares are made.

“Equity Securities” means (a) Shares and (b) New Securities.

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.  For the avoidance of doubt, “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including, without limitation, (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) termination of a partnership pursuant to Code Section 708(b)(1)(B), (iii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iv) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of the Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under the trust with respect to all the Company Interests of the trust that is a Member).

“Exchange Act” means the Securities Exchange Act of 1934 and applicable rules and regulations thereunder, and any successor to that statute, rules or regulations.

“Executive Officer” means, with respect to a Person, that Person’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of that Person in charge of a principal business unit, division or function (such as sales, administration or finance) or any other officer of that Person who performs a significant policy-making function.

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of one percent (1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Company and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Founder” means each of Barry M. Portnoy and Adam D. Portnoy.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Immediate Family Member” as used to indicate a relationship with any individual, means (x) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any other individual (other than a tenant or employee), which other individual is sharing the household of that individual or (y) a trust, the beneficiaries of which are the individual and/or any Immediate Family Member of that individual.

“INC” means The RMR Group Inc., a Maryland corporation, together with its successors and permitted assigns.

“Incapacity” or “Incapacitated” means, (a) as to any Member who is an individual, death, total physical disability or entry by a court or arbitration panel of competent jurisdiction determining the Member to be incompetent to manage his or her person or his or her estate; (b) as to any Member that is a corporation or limited liability company, the filing of articles of dissolution or articles of cancellation, respectively, or the revocation of its charter or other equivalent formation document; (c) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (e) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Member, the bankruptcy of that Member.

“Indemnified Person” has the meaning set forth in Section 7.03(a).

“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“LLC Employee” means an employee of the Company or any Subsidiary of the Company, in each case acting in that capacity.

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“Majority Consent of the Members” means the approval of Members holding a majority of the combined voting power of the Units held by all Members, voting as a single class, by written consent or at a meeting of Members pursuant to Section 7.04.

“Majority Consent of the Non-Managing Members” means the approval of Non-Managing Members holding a majority of the combined voting power of the Units held by all Non-Managing Members, voting as a single class, by written consent or at a meeting of Members pursuant to Section 7.04.

“Managing Member” means (a) prior to the Effective Time, the Original Member and (b) from and after the Effective Time, INC, or any successor Managing Member designated as such pursuant to this Agreement, and, in each case that has not ceased to be a managing member pursuant to this Agreement.

“Market Price” means, with respect to a Class A Common Share as of a specified date, the last sale price per Class A Common Share, regular way, or if no such sale took place on that day, the average of the closing bid and asked prices per Class A Common Share, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if Class A Common Share are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if that system is no longer in use, the principal other automated quotation system that may then be in use or, if Class A Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Class A Common Shares selected by INC or, in the event that no trading price is available for the Class A Common Shares, the fair market value of a Class A Common Share, as determined in good faith by INC.

“Maryland Act” means the Maryland Limited Liability Company Act, as amended from time to time.

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as the Person is shown on the Company’s books and records as the owner of one or more Units.

“New Securities” means (a) excluding any Shares or any grant under an Equity Plan, any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert the securities into or exchange the securities for, Shares or (b) any Debt issued by INC that provides any of the rights described in clause (a).

“Net Loss” means, with respect to a Taxable Year (or Fiscal Period), the excess if any, of Losses for that Taxable Year (or Fiscal Period) over Profits for that Taxable Year (or Fiscal Period), excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04.

“Net Profit” means, with respect to a Taxable Year (or Fiscal Period), the excess if any, of Profits for that Taxable Year (or Fiscal Period) over Losses for that Taxable Year (or Fiscal Period), excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04.

“Non-Managing Member” means a Member other than the Managing Member.

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit A.

“Officer” has the meaning set forth in Section 6.01(b).

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Original Agreement” has the meaning set forth in the recitals to this Agreement.

“Original Interests” has the meaning set forth in the recitals to this Agreement.

“Original Member” has the meaning set forth in the recitals to this Agreement.

“Paired Interest” means one Class A Unit together with one Class B-2 Common Share.  The reference to Class A Units in this definition shall be deemed to include any security, securities or other property of the Company which may be issued in respect of, in exchange for or in substitution of Class A Units by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than a Redemption) or other transaction.  The reference to Class B-2 Common Shares in this definition shall be deemed to include any security, securities or other property of the Company which may be issued in respect of, in exchange for or in substitution of Class B-2 Common Shares by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange or other transaction.  Notwithstanding the foregoing, no Class A Unit or Class B-2 Common Share owned by INC or its direct or indirect wholly-owned Subsidiary shall comprise a Paired Interest.

“Percentage Interest” means, with respect to each Member, (i) as to Company Common Units, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Company Common Units held by the Member and the denominator of which is the total number of Company Common Units held by all Members, and (ii) as to any other class or series of Company Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of that class or series held by the Member and the denominator of which is the total number of Units of that class or series held by all Members.  If not otherwise specified, “Percentage Interest” shall be deemed to refer to Company Common Units.

“Permitted Transfer” means any of the following:

(a)                                 the Transfer of any Paired Interest to one or more Permitted Transferees, or the subsequent Transfer of any Paired Interest by any such transferee to the Original Member or one or more other Permitted Transferees;

(b)                                 a pledge of a Paired Interest that creates a security interest in the pledged Paired Interest pursuant to a bona fide loan or indebtedness transaction, in each case with a third party lender that makes the loan in the ordinary course of its business, so long as the Original Member or one or more Permitted Transferees, as the case may be, continue to exercise exclusive voting control over the pledged Paired Interest; provided, however, that a foreclosure on the pledged Paired Interest or other action that would result in a Transfer of the pledged Paired Interest to the pledgee shall not be a “Permitted Transfer” within the meaning of this paragraph (b) of this definition unless the pledgee is a Permitted Transferee; provided further, however, that the pledgee may, if authorized by the terms of the pledge, Redeem the Class A Unit(s) that comprise(s) the pledged Paired Interest(s) pursuant to, and in accordance with, Article XI;

(c)                                  the existence or creation of a power of appointment or authority that may be exercised with respect to a Paired Interest or held by a trust; provided, however, that the Transfer of the Paired Interest upon the exercise of the power of appointment or authority to someone other than a Permitted Transferee shall not be a “Permitted Transfer” within the meaning of this paragraph (c) of this definition;

(d)                                 any Transfer of Paired Interests by will or pursuant to the Laws of descent and distribution by any individual described in paragraphs (b) or (c) of the definition of “Permitted Transferee”; or

(e)                                  any Transfer of Paired Interests approved in advance by the Board of Directors of the Managing Member in its sole discretion;

provided, however, that, with respect to paragraphs (a), (b), (c) or (d) of this definition, it shall be a condition precedent to any Transfer of any Unit that constitutes a portion of a Paired Interest that, concurrently with such Transfer, such transferring Member shall also effect an equivalent Transfer to the transferee of the Equity Security of INC constituting the remainder of such Paired Interest.

“Permitted Transferee” means any of the following:

(a)                                 INC or any of its Subsidiaries;

(b)                                 any Founder or an Immediate Family Member of a Founder or any of their respective lineal descendants;

(c)                                  any Qualifying Employee, an Immediate Family Member of that Qualifying Employee or any of their respective lineal descendants; or

(d)                                 any entity Controlled by the Original Member or by any Person or Persons referenced in paragraph (b) or (c) of this definition; provided, however, an entity Controlled by any Person referenced in paragraph (b) or (c) of this definition shall only remain a Permitted Transferee for as long as such entity is Controlled by such Person.

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted individual’s descendants.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“pro rata” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of the Units within the class of Units and, as amongst multiple classes of Units, pro rata based upon the total number of Units among those classes.

“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Qualifying Employee” means, with respect to any Transfer, any employee of the Company or INC or any of their respective Subsidiaries who, at the time of such Transfer, is and has been an employee of the Company or INC or any of their respective Subsidiaries for at least thirty-six (36) months.

“Recapitalization” means the matters set forth in Section 3.03.

“Redemption” has the meaning set forth in Section 11.01(a).

“Regulatory Allocations” has the meaning set forth in Section 5.03(h).

“Rights” has the meaning set forth in the definition of “Class A Shares Amount”

“Rules” has the meaning set forth in Section 16.09(c).

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933 and applicable rules and regulations thereunder, and any successor to that statute, rules or regulations.

“Share” means a share of any class or series of stock of INC now or hereafter authorized.

“Specified Redemption Date” means the later of (a) tenth (10th) Business Day after the receipt by the Managing Member of a Notice of Redemption and (b) the first Business Day after the date of expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Stock Exchange” means the national securities exchange, as defined under the Exchange Act, on which the Class A Common Shares are principally traded.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting power of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distribution Date” has the meaning set forth in Section 4.01(c).

“Tax Distributions” has the meaning set forth in Section 4.01(c).

“Tax Matters Partner” has the meaning set forth in Section 9.03.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as the date hereof, by and between INC, the Company and the Original Member (together with any joinder thereto from time to time by any successor or assign to any party to that agreement).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Tendered Units” has the meaning set forth in Section 11.01(a).

“Tendering Party” has the meaning set forth in Section 11.01(a).

“Transaction Agreements” means, collectively, (a) the transaction agreement entered into as of the date hereof by and among the Company, INC, the Original Member and Government Properties Income Trust, (b) the transaction agreement entered into as of the date hereof by and among the Company, INC, the Original Member and Hospitality Properties Trust, (c) the transaction agreement entered into as of the date hereof by and among the Company, INC, the Original Member and Select Income REIT, and (d) the transaction agreement entered into as of the date hereof by and among the Company, INC, the Original Member and Senior Housing Properties Trust.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) of (a) any interest (legal or beneficial) in any Units or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of that Member consist solely of Units; provided, however, that the term “Transfer” does not include (w) any Redemption of Class A Units pursuant to Article XI, (x) any redemption of Units pursuant to any Unit Designation, (y) any revocable proxy granted by a Member or (z) any exercise of rights by an executor, administrator, trustee, committee, guardian, conservator or receiver of a Non-Managing Member pursuant to, and in accordance with, Section 10.01(c).

“Treasury Regulations” means the final, temporary, and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Unit” means a Company Interest of a Member in the Company representing a fractional part of the Company Interests of all Members as may be established by the Managing Member from time to time in accordance with Section 3.05, including Class B Units and Class A Units; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by that class or group of Units shall be determined in accordance with those relative rights, powers and duties.

“Unit Designation” has the meaning set forth in Section 3.05(a).

“Valuation Date” means (a) as to any redemption pursuant to Article XI, the date of receipt by the Managing Member of a Notice of Redemption pursuant to Section 11.01 and (b) otherwise, another date as specified herein, or, in the case of (a) or (b), if that date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date, with respect to a Class A Common Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Equity Plan shall be substituted for the average of the daily Market Prices for purposes of Section 3.08).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01                             Formation of Company.  The Company was formed on September 27, 2001 pursuant to the provisions of the Delaware Act.  On June 5, 2015, the Company was converted to a Maryland limited liability company by filing the Articles and articles of conversion with the SDAT and a certificate of conversion with the Secretary of State of the State of Delaware.

Section 2.02                             Operating Agreement.  The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Maryland Act.  The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Maryland Act.  On any matter upon which this Agreement is silent, the Maryland Act shall control.  No provision of this Agreement shall be in violation of the Maryland Act and, to the extent any provision of this Agreement is in violation of the Maryland Act, the provision shall be void and of no effect to the extent of the violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Maryland Act provides that a provision of the Maryland Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control; provided further, that notwithstanding the foregoing, Sections 4A-702 and 4A-705 of the Maryland Act shall not apply or be incorporated into this Agreement.

Section 2.03                             Name.  The name of the Company shall be “The RMR Group LLC.”  The Managing Member may change the name of the Company at any time and from time to time, and shall notify the Members of any such change.  The Company may also conduct the Company’s business under its name or any other name or names deemed advisable by the Managing Member.

Section 2.04                             Purpose; Powers.  The nature of the business or purposes to be conducted or promoted by the Company is to engage in such activities as are permitted under applicable Law (including the Maryland Act) and determined from time to time by the Managing Member in accordance with the terms and conditions of this Agreement.  Subject to the limitations set forth in this Agreement, the Company shall possess, and may exercise, all of the powers and privileges granted to it by the Maryland Act, by any other applicable Law or by this Agreement, together with all powers incidental thereto, so far as those powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company.

Section 2.05                             Principal Office.  The principal office of the Company shall be at Two Newton Place, 255 Washington Street, Newton, Massachusetts 02458, or such other place as the Managing Member may from time to time designate.  The Company may have such other offices as the Managing Member may designate from time to time.  The address of the principal office of the Company in the State of Maryland shall be c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202, and the resident agent for service of process on the Company in the State of Maryland shall be CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.  The Managing Member may from time to time change the Company’s resident agent and principal office in the State of Maryland.

Section 2.06                             Term.  The term of the Company commenced upon the filing of the certificate of formation in accordance with the Delaware Act on September 27, 2001 and shall continue until dissolution of the Company in accordance with the provisions of Article XIV.  Notwithstanding the dissolution of the Company, the existence of the Company shall continue until termination pursuant to this Agreement or as otherwise provided in the Maryland Act.

Section 2.07                             No State-Law Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.  The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with this treatment.

Section 2.08                             Certificates; Filings.  The Managing Member may execute and file any duly authorized amendments to the Articles from time to time in a form prescribed by the Maryland Act.  The Managing Member shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Managing Member shall deem necessary or advisable.  If requested by the Managing Member, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the Laws of the State of Maryland, (b) if the Managing Member deems it advisable, the operation of the Company as a limited liability company in all jurisdictions where the Company proposes to operate and (c) all other filings required to be made by the Company.

ARTICLE III

MEMBERS; UNITS; CAPITALIZATION

Section 3.01                             Members.

(a)                                 The Original Member previously was admitted as a Member and shall remain a Member of the Company upon the Effective Time.  INC shall be deemed admitted as a Member of the Company as of the Effective Time.

(b)                                 The Company shall maintain a schedule setting forth for each Member: (i) the name and address of the Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by the Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Member with respect to the Member’s Units; and (iv) the Fair Market Value of any property other than cash contributed by the Member with respect to the Member’s Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”).  The applicable Schedule of Members in effect as of the Effective Time is set forth as Schedule 1.  The Managing Member shall from time to time update the Schedule of Members as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Units.  Any reference in this Agreement to the Schedule of Members shall be deemed to be a reference to the Schedule of Members as in effect from time to time.  The Schedule of Members shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member.  The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Maryland Act.

Section 3.02                             Authorized Units.

(a)                                 Company Interests shall be represented by Units.  Immediately after the Effective Time, the Company shall have two authorized classes of Units, designated “Class A Units” and “Class B Units,” respectively.  Class A Units and Class B Units shall have the same right to allocations and distributions authorized under this Agreement.  Each holder of Class A Units shall be entitled to one (1) vote per Class A Unit, and each holder of Class B Units shall be entitled to one (1) vote per Class B Unit, respectively, on all matters upon which Members have the right to vote under this Agreement, voting as a single class, but which, in the case of the holders of Class A Units, shall be limited for the purposes of the Class A Units to the matters specified in Sections 10.02, 12.03, 14.01 and 16.02.

Section 3.03                             Recapitalization.

(a)                                 Immediately prior to the Effective Time, all Original Interests that were issued and outstanding and held by the Original Member prior to the execution and effectiveness of this Agreement are hereby canceled and 30,000,000 Class A Units are hereby issued to the Original Member in exchange therefor.

(b)                                 Fees for business management, property management or advisory services provided by the Company for periods prior to the date on which the Effective Time occurs will be paid to the Original Member and the Original Member shall pay or reimburse the Company for all liabilities, costs and expenses in respect of such services.  If the Company receives payment of any Incentive Fee in respect of 2015, the Company shall promptly pay to the Original Member, an amount equal to its pro rata share of such Incentive Fee based on the number of months elapsed up to the Effective Time.

(c)                                  If the Company is obligated, pursuant to Section 11 of a Business Management Agreement, to return any Incentive Fee or portion thereof that the Company received prior to the Effective Time or that the Company paid to the Original Member pursuant to Section 3.03(b), the Original Member shall promptly deliver to the Company, at the Original Member’s election, either the common shares or cash that the Company is obligated to deliver pursuant to Section 11 of the Business Management Agreement with respect thereto.  The term “Incentive Fee” shall have the meaning set forth in the Business Management Agreements.

(d)                                 For the avoidance of doubt, any payment by the Company pursuant to Section 3.03(b) shall not be deemed a Distribution or otherwise affect the allocations of the Members under this Agreement, and any payment made by the Original Member pursuant to Section 3.03(b) shall not be deemed a Capital Contribution or otherwise affect the allocations of the Members under this Agreement.  Any such payment shall not be deemed to be an asset or liability of the Company for U.S. federal income tax purposes and shall instead be considered property or liability, as applicable, of the Original Member.

Section 3.04                             INC’s Contribution. Following the Recapitalization, at the Effective Time and in the order contemplated by the Transaction Agreements, (a) INC will contribute to the Company $11,520,000 in cash in exchange for the issuance to it by the Company of 1,000,000 Class B Units, (b) INC will purchase from the Original Member 15,000,000 Class A Units issued to the Original Member pursuant to Section 3.03(a), (c) INC will be deemed admitted to the Company as a Member, and (d) the Company’s books and records and the Schedule of Members will be updated to reflect INC as the owner of 15,000,000 Class A Units and 1,000,000 Class B Units.  Pursuant to the Transaction Agreements, at the Effective Time, INC will issue to the Original Member 15,000,000 Class B-2 Common Shares. These 15,000,000 Class B-2 Common Shares and the 15,000,000 Class A Units held by the Original Member at the Effective Time shall constitute Paired Interests for purposes of this Agreement.

Section 3.05                             Issuance of Additional Units.

(a)                                 Subject to the provisions of this Article III, the Managing Member shall have the right to cause the Company to issue or create and issue at any time after the date hereof, additional Company Interests in the form of Units, at any time and from time to time, in one or more classes, or one or more series of any such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior to or otherwise entitled to preference over existing Company Interests) as are set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by reference (each, a “Unit Designation”), provided they are substantially equivalent to the additional Equity Securities issued from time to time by INC.  Upon the issuance of any additional Units, the Company shall amend the Schedule of Members and the books and records of the Company as appropriate to reflect the issuance.

(b)                                 Except pursuant to a subdivision or combination of the Units referred to in Section 3.05(d), no additional Units shall be issued to INC unless (i) (A) the additional Units are (x) Class A Units issued in connection with an issuance of Class A Common Shares, (y) Class B Units issued in connection with an issuance of Class B-1 Common Shares or (z) Company Equivalent Units (other than Company Common Units) issued in connection with an issuance of Equity Securities (other than Common Shares) and (B) subject to the proviso in Section 3.05(c) with respect to expenses or other obligations of INC, INC contributed to the Company the cash proceeds or other consideration received by it, if any, in connection with the issuance of Equity Securities or (ii) the additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Company.

(c)                                  INC shall not issue any additional Equity Securities unless INC contributes the cash proceeds or other consideration received, if any, from the issuance of the additional Equity Securities including from the exercise of the rights contained in any additional New Securities to the Company in exchange for (x) in the case of an issuance of Class A Common Shares, Class A Units, (y) in the case of an issuance of Class B-1 Common Shares, Class B Units or (z) in the case of an issuance of Equity Securities (other than Common Shares), Company Equivalent Units; provided, however, that if INC issues any Equity Securities some or all of the net proceeds of which are to be used to fund expenses or other obligations of INC for which INC would be permitted to be reimbursed pursuant to Section 6.04, then INC shall not be required to transfer any such proceeds to the Company to the extent the proceeds are used or will be used to fund those expenses or obligations.  In consideration of the receipt by the Company of the proceeds or other consideration received in respect of any such issuance, the Company shall pay INC’s expenses associated with the issuance, including any underwriting discounts or commissions.  If INC issues any additional Equity Securities, the Company shall, pursuant to and, in accordance with, this Section 3.05(c) without any further act, approval or vote of any Member, issue a number of the corresponding Company Equivalent Units to INC equal to the number of Equity Securities so issued.

(d)                                 The Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the corresponding outstanding Equity Securities, with corresponding changes made with respect to any other exchangeable or convertible securities.  INC shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Equity Securities unless accompanied by an identical subdivision or combination, as applicable, of the corresponding outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.  For the avoidance of doubt, (i) Class B-1 Common Shares shall be deemed to correspond to Class B Units and (ii) Class A Common Shares and Class B-2 Common Shares shall be deemed to correspond to Class A Units.

(e)                                  Notwithstanding anything herein to the contrary, if at any time, the Company issues Class A Units to a Non-Managing Member, INC shall issue to that Member an equivalent number of Class B-2 Common Shares and such Class A Units and Class B-2 Common Shares shall constitute Paired Interests for purposes of this Agreement.

(f)                                   Except as expressly provided in this Agreement (including in any Unit Designation), no Person shall have any preemptive, preferential, participation or similar rights to subscribe for, or acquire, any Company Interest.

Section 3.06                             Redemption, Conversion and Exchange.

(a)                                 If, at any time, any Equity Securities are to be redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by INC, then, immediately prior to the redemption, repurchase or acquisition of those Equity Securities, the Company shall redeem, upon the same terms and for the same price, a number of the corresponding Units held by INC equal to the number of the Equity Securities redeemed, repurchased or acquired.

(b)                                 If, at any time, any Equity Securities are converted or exchanged into other Equity Securities, in whole or in part, then a number of the corresponding Company Equivalent Units held by INC equal to the number of Equity Securities being so converted or exchanged shall automatically be converted or exchanged, as the case may be, into that same number of Company Equivalent Units that correspond to the number of Equity Securities issued in such conversion or exchange.  For the avoidance of doubt, if, at any time, any Class B-1 Common Shares are converted into Class A Common Shares, in whole or in part, then a number of the then outstanding Class B Units equal to the number of Class B-1 Common Shares so converted shall automatically be converted into the same number of Class A Units.

Section 3.07                             Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a)                                 Units shall not be certificated unless otherwise determined by the Managing Member.  If the Managing Member determines that one or more Units shall be certificated, each certificate representing such Units shall be signed by or in the name of the Company, by any two Officers, one of which must be the Chief Executive Officer or Chief Financial Officer of the Company.  Such certificate shall be in such form (and shall contain such legends) as the Managing Member may determine.  Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law.  The Managing Member agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates.

(b)                                 If Units are certificated, the Managing Member may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Managing Member of an affidavit of the owner or owners of such certificate, setting forth such allegation.  The Managing Member or the transfer agent of the Company, if any, may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)                                  Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books.  Subject to the provisions of this Agreement, the Managing Member may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.08                             Equity Plans.

(a)                                 Stock Options Granted to Persons other than LLC Employees.  If at any time or from time to time, in connection with any Equity Plan, a stock option granted with respect to Class A Common Shares to a Person other than an LLC Employee is duly exercised:

(i)                                     INC shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to INC by such exercising Person in connection with the exercise of such stock option; and

(ii)                                  Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.08(a)(i), INC shall be deemed to have contributed to the Company as a Capital Contribution an amount equal to the Value of a Class A Common Share as of the date of exercise, multiplied by the number of Class A Common Shares then being issued in connection with the exercise of such stock option.  In exchange for such Capital Contribution, the Company shall issue a number of Class A Units to INC equal to the number of Class A Common Shares issued in connection with the exercise of such stock option.

(b)                                 Stock Options Granted to LLC Employees.  If at any time or from time to time, in connection with any Equity Plan, a stock option granted with respect to Class A Common Shares to an LLC Employee is duly exercised:

(i)                                     INC shall (A) issue to the Optionee the number of Class A Common Shares as are to be issued to the Optionee in connection with the exercise of the stock option and (B) make a Capital Contribution to the Company in an amount equal to any and all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by INC in connection with the exercise of such stock option.  The Company shall issue to INC a number of Class A Units equal to the number of newly issued Class A Common Shares issued to the Optionee.

(ii)                                  the following events shall be deemed to have occurred (in lieu of the events described in Section 3.08(b)(i)): (A) INC shall be deemed to have contributed cash to the Company in an amount equal to the Value of the Class A Common Shares as of the date of the exercise of the stock option issued to the Optionee pursuant to Section 3.08(b)(i) in exchange for a number of Class A Units equal to the number of Class A Common Shares issued to the Optionee, (B) the Company shall be deemed to have purchased from INC the number of Class A Common Shares issued to the Optionee pursuant to Section 3.08(b)(i) for the Value of such Class A Common Shares as of the date of the exercise of the stock option with the cash deemed received by the Company pursuant to Section 3.08(b)(ii)(A) and (C) the Company shall be deemed to transfer to the Optionee (or if the Optionee is an employee of a Subsidiary, the Company shall be deemed to have transferred to such Subsidiary, which in turn shall be deemed to transfer to the Optionee) in connection with the exercise of such stock option, the number of Class A Common Shares issued pursuant to Section 3.08(b)(i) in exchange for the amount of proceeds received by INC from such exercising Optionee at the time of such exercise.

(c)                                  Other Class A Common Shares Issued to LLC Employees.  If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Common Shares are issued to an LLC Employee (including any Class A Common Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Common Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Company or any Subsidiary:

(i)                                     INC shall issue such number of Class A Common Shares as are to be issued to such LLC Employee in accordance with the Equity Plan;

(ii)                                  the following events shall be deemed to have occurred: (A) INC shall be deemed to have sold such shares to the Company (or if the LLC Employee is an employee of a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares, (B) the Company (or such Subsidiary) shall be deemed to have delivered the shares to the LLC Employee, (C) INC shall be deemed to have contributed the purchase price, if any, to the Company as a Capital Contribution, and (D) in the case where the LLC Employee is an employee of the Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary; and

(iii)                               the Company shall issue to INC a number of Class A Units equal to the number of newly issued Class A Common Shares in consideration for a deemed Capital Contribution in an amount equal to (x) such number of newly issued Class A Units, multiplied by (y) the Value of a Class A Common Share.

(d)                                 Other Class A Common Shares Issued to Persons other than LLC Employees.  If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Common Shares are issued to a Person other than an LLC Employee (including any Class A Common Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Common Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for INC, the Company or any Subsidiary:

(i)                                     INC shall issue such number of Class A Common Shares as are to be issued to such Person in accordance with the Equity Plan; and

(ii)                                  INC shall be deemed to have contributed the Value of such Class A Common Shares to the Company as a Capital Contribution, and the Company shall issue to INC a number of newly issued Class A Units equal to the number of newly issued Class A Common Shares.

(e)                                  Future Stock Incentive Plans.  Nothing in this Agreement shall be construed or applied to preclude or restrain INC from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of INC, the Company or any of their respective Affiliates.  The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by INC, amendments to this Section 3.08 may become necessary or advisable and that any approval or consent to any such amendment shall be deemed granted by each Member.

Section 3.09                             Additional Funds and Capital Contributions.

(a)                                 General.  The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or development of additional assets, for the redemption of Units or for such other purposes as the Managing Member may determine.  Additional Funds may be obtained by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 3.09 without the approval of any other Member.

(b)                                 Additional Capital Contributions.  The Company may obtain any Additional Funds by accepting Capital Contributions from any Member or other Persons.  In connection with any such Capital Contribution (of cash or property), the Managing Member is hereby authorized to cause the Company from time to time to issue additional Units (as set forth in Section 3.05) in consideration therefor and the Percentage Interests of the Members shall be adjusted to reflect the issuance of such additional Units.  Except as required by applicable Law or, with respect to INC, this Agreement, Members shall have no obligation or, except with the prior written consent of the Managing Member, right to make any other Capital Contributions to the Company.

(c)                                  Loans by the Managing Member.  The Company may obtain any Additional Funds by causing the Company to incur Debt from the Managing Member; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).  Loans by the Managing Member to the Company shall not be considered Capital Contributions.

(d)                                 Loans by Third Parties and Non-Managing Members.  The Company may obtain any Additional Funds by causing the Company to incur Debt to any Person (other than, except as contemplated by Section 3.09(c), the Managing Member) upon such terms as the Managing Member determines appropriate, in its sole discretion, including making such Debt convertible, redeemable or exchangeable for Units; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).  Loans by Members to the Company shall not be considered Capital Contributions.  Except as required by applicable Law, Members shall have no obligation or, except with the prior written consent of the Managing Member, right to make loans to the Company.

Section 3.10                             No Withdrawal.  No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.11                             Rights of Creditor.  Except to the extent required by applicable statute, no Company Interest (including any economic interest of the Company) shall be subject to foreclosure, even if it shall be proven that distributions under a charging order obtained by a creditor will not pay the creditor within a reasonable period of time.  The capital needs, operating expenses and reserves of the Company shall all be taken into account when determining the time period that is reasonable.

ARTICLE IV

DISTRIBUTIONS

Section 4.01                             Distributions.

(a)                                 Ordinary Distributions.  To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Managing Member out of funds or property in such amounts and on such terms (including the payment dates of such Distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; such Distributions shall be made to the Members as of the close of business on such record date, subject to any Unit Designation and Section 4.01(b), on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Company shall have the obligation to make Distributions as set forth in Sections 4.01(c) and Article XIV; and provided further that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would render the Company insolvent.  For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due as determined by the Managing Member in its sole discretion.  Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Managing Member shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof.

(b)                                 Distributions to INC.  Notwithstanding the foregoing in this Section 4.01, the Managing Member, in its sole discretion, may authorize that cash be paid to INC (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of INC’s Units to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of Equity Securities of INC in accordance with Section 3.06(a).  For the avoidance of doubt, distributions made under this Section 4.01(b) may not be used to pay dividends or distributions on Equity Securities of INC.

(c)                                  Quarterly Tax Distributions.

(i)                                     On or before each date (a “Tax Distribution Date”) that estimated income taxes are required to be paid in respect of each quarterly period, the Company shall be required to make a Distribution to each Member of cash in an amount equal to the excess of such Member’s Assumed Tax Liability, if any, for such quarterly period over the Distributions previously made to such Member pursuant to this Section 4.01(c) for such quarterly period (the “Tax Distributions”).

(ii)                                  To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(c) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(c) are made pro rata in accordance with such Member’s Percentage Interest.  If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(c) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled.

(iii)                               In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any taxable year, or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties).  Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant taxable years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(c) in the relevant taxable years sufficient to cover such shortfall.

Section 4.02                             Restricted Distributions.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law.

Section 4.03                             Distributions in Kind.  No Member may demand to receive property other than cash as provided in this Agreement.  The Managing Member may cause the Company to make a distribution in kind of Company assets to the Members, and such assets shall be distributed in such a fashion as to ensure that the Fair Market Value is distributed and allocated in accordance with Articles IV, V and IX.

Section 4.04                             Distributions to Reflect Additional Units.  In the event that the Company issues additional Units pursuant to the provisions of Article III, subject to the rights of any Member set forth in a Unit Designation, the Managing Member is hereby authorized to make such revisions to this Article IV and to Article V as it determines are necessary or desirable to reflect the issuance of such additional Units, including making preferential distributions to certain classes of Units.

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS

Section 5.01                             Capital Accounts.

(a)                                 The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  For this purpose, the Company may (in the discretion of the Managing Member), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(b)                                 For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i)                                     The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii)                                  If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)                               Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv)                              Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v)                                 To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.02                             Allocations.  Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Taxable Year or Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests.

Section 5.03                             Regulatory Allocations.

(a)                                 Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i).  If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to each Member in the amount equal to such Member’s respective share of the net decrease in partner nonrecourse debt minimum gain as determined according to Treasury Regulation Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 5.03(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted in a manner consistently therewith.

(b)                                 Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding the provisions of Section 5.03, or any other provision of this Article V, if there is a net decrease in the partnership minimum gain (as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d)) during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years)  in an amount equal to such Member’s share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6) and 1.704-2(j)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 5.03(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(c)                                  Nonrecourse deductions (as defined in Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests.  Any partner nonrecourse deductions (as defined in Treasury Regulation Section 1.704-2(i)(1) and 1.704-2(i)(2)) for any Taxable Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(d)                                 If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6), Profits shall be allocated in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.03(d) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article V have been tentatively made as if this Section 5.03(b) were not in the Agreement. This Section 5.03(d) is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b) (2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(e)                                  In the event any Member has a deficit Capital Account at the end of any Taxable Year that is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) the Member’s restoration obligations (if any) described in Treasury Regulation Section 1.704-1(b)(2)(ii)(c), each such Member shall be allocated items of Profits in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.03(e) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.03(d) and this Section 5.03(e) were not in the Agreement.

(f)                                   To the extent that any allocation of Losses would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Losses shall be reallocated among the other Members in accordance with their respective Percentage Interests, subject to the limitations of this Section 5.03(f).

(g)                                  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with their respective Percentage Interests in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)                                 The allocations set forth in Section 5.03(a) through and including Section 5.03(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations.  The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profits and Losses of the Company or make Distributions.  Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations.  In general, the Members anticipate that this will be accomplished by specially allocating other Profits and Losses (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero.  In addition, if in any Taxable Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements.  If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04                             Final Allocations.  Notwithstanding any contrary provision in this Agreement except Section 5.03, the Managing Member shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests.  In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Taxable Year of the event requiring such adjustments or allocations.

Section 5.05                             Tax Allocations.

(a)                                 The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided, however, that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)                                 Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using the traditional method, as described in Treasury Regulations Section 1.704-3(b).

(c)                                  If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using the traditional method, as described in Treasury Regulations Section 1.704-3(b).

(d)                                 Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e)                                  For purposes of determining a Member’s pro rata share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in income and gain shall be in proportion to the Units held by such Member.

(f)                                   Allocations pursuant to this Section 5.05 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

Section 5.06                             Indemnification and Reimbursement for Payments on Behalf of a Member.  If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses).  The Managing Member may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.06.  A Member’s obligation to make contributions to the Company under this Section 5.06 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.06, the Company shall be treated as continuing in existence.  The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Federal Funds Rate plus three percent (3%) (but not in excess of the highest rate per annum permitted by Law).  Each Member shall furnish to the Company such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled.

Section 5.07                             Negative Capital Accounts.  No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

ARTICLE VI

MANAGEMENT

Section 6.01                             Authority of Managing Member.

(a)                                 Except for situations in which the approval of any Member(s) is specifically required by this Agreement, the Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do, or cause to be done, any and all acts at the expense of the Company, as it deems necessary or appropriate to accomplish the purposes, conduct the business and direct the affairs of the Company.  The Managing Member shall have the power and authority to bind the Company.  The Managing Member may expressly delegate in writing to any other Person the power and authority to bind the Company.  No such delegation shall cause the Managing Member to cease to be a Member or the Managing Member of the Company.  The Managing Member shall be an agent of the Company, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company.  The Managing Member shall at all times be a Member.  The Members hereby consent to the exercise by the Managing Member, except as otherwise expressly provided for in this Agreement and subject to the other provisions of this Agreement, of all such powers and rights conferred on the Members by the Maryland Act with respect to the management and control of the Company.  Except as otherwise required by Law or as specifically set forth in this Agreement, the Members other than the Managing Member (in the Managing Member’s capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.  For the avoidance of doubt, no Non-Managing Member shall be agent of the Company solely by virtue of being a Non-Managing Member, and no Non-Managing Member shall have the authority to act for the Company solely by virtue of being a Non-Managing Member.  This Section 6.01 supersedes any authority granted to Non-Managing Members pursuant to Section 4A-401 of the Maryland Act.  Any Non-Managing Member who takes any action or binds the Company in its capacity as a Non-Managing Member in violation of this Section 6.01 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.  The transaction of any such business by or on behalf of the Managing Member, in its capacity as such, shall not affect, impair or eliminate the limitation on the liability of the Members under this Agreement.  For the avoidance of doubt, the vote or approval required under this Agreement for any action taken by the Company shall govern and supersede any default voting standard set forth in the Maryland Act, including, without limitation, any default voting standard that requires unanimous consent of the Members.

(b)                                 The Managing Member on behalf of the Company may, from time to time, employ and retain individuals as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) and any of whom may be designated as officers of the Company (each, an “Officer” and collectively, the “Officers”), with such titles as and to the extent authorized by the Managing Member.  Officers need not be residents of the State of Maryland or Members.  Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any Officer may be removed as such, either with or without cause at any time by the Managing Member.  Any one Person may hold more than one office.  Subject to the other provisions in this Agreement, the salaries or other compensation, if any, of the employees, agents or Officers of the Company shall be fixed from time to time by the Managing Member.  The employees, agents or Officers shall have the responsibility to carry on the Company’s business and affairs on a day-to-day basis and those other duties, authorities and responsibilities that the Managing Member may, from time to time, delegate.  The existing Officers of the Company as of the Effective Time shall remain in their respective positions and shall be deemed to have been appointed by the Managing Member.

(c)                                  The Managing Member shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization, conversion or other combination of the Company with or into another entity.

(d)                                 Only the Managing Member may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court.  Any such petition filed by any other Member, to the fullest extent permitted by applicable Law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

(e)                                  From and after the Effective Time, only the Managing Member (in its capacity as such), may, and at all times shall directly maintain ownership of all outstanding Class B Units.

Section 6.02                             Transactions Between Company and Managing Member or Officers.  The Managing Member may cause the Company to contract and deal with the Managing Member, any Affiliate of the Managing Member, any director (or equivalent), officer or employee of the Managing Member or any Officer, on such terms and for such compensation as the Managing Member may determine.  Persons retained, engaged or employed by the Company may also be engaged, retained or employed by and act on behalf of the Managing Member or any of its Affiliates.

Section 6.03                             Rights to Engage in Other Business. Any director (or equivalent), officer, employee or agent of the Managing Member or the Company may acquire, own, hold and dispose of Units, for his or her individual account, and may exercise all rights of a Member to the same extent and in the same manner as if he or she were not a director (or equivalent), officer, employee or agent of the Managing Member or the Company.  Any director (or equivalent), officer, employee, or agent of the Managing Member or the Company may, in his or her personal capacity or in the capacity of director (or equivalent), officer, trustee, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to, or in addition to, those relating to the Company, which interests and activities may be similar to, and competitive with, those of the Company and may include the acquisition, syndication, holding, management, development, operation or disposition, for his or her own account, or for the account of such Person or others, of interests in mortgages, interests in real property or interests in management or advisory businesses.  For avoidance of doubt, the corporate opportunity doctrine shall not apply to any director (or equivalent), officer, employee or agent of the Managing Member or the Company with respect to the Company and each such director (or equivalent), officer, employee or agent shall be free to pursue any opportunity presented to him or her without any obligation to the Company to the maximum extent permitted by applicable Law.  Each such director (or equivalent), officer, employee and agent shall be free of any obligation to present to the Company any investment opportunity which comes to him or her in any capacity even if such opportunity is of a character which, if presented to the Company, could be taken by the Company.  Any such director (or equivalent), officer, employee or agent may be interested as a director (or equivalent), officer, trustee, stockholder, owner, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, (i) any Person who may be engaged to render advice or services to the Company, and may receive compensation from such Person as well as compensation as a director (or equivalent), officer, employee or agent of, or otherwise from, the Managing Member or the Company or (ii) any Person to whom the Company may be engaged to render advice or services and may receive compensation from such Person as well as compensation as a director (or equivalent), officer, employee or agent of, or otherwise from, the Managing Member or the Company.  Any director (or equivalent), officer, employee or agent of the Managing Member or the Company may buy or sell property or services from or to the Company.  None of the foregoing positions, ownership interests or activities shall be deemed to conflict with his or her duties and powers as a director (or equivalent), officer, employee or agent of the Managing Member or the Company, as the case may be.  For the avoidance of doubt, this Section 6.03 is not intended to supersede or modify the express terms of any written agreement between or among any director (or equivalent), officer, employee or agent of the Managing Member or the Company and the Managing Member or the Company.

Section 6.04                             Reimbursement for Expenses.  The Company shall be liable for, and shall reimburse the Managing Member on a monthly basis, or such other basis as the Managing Member may determine, for all sums expended in connection with the Company’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees of the Managing Member, if any, including payments under future compensation plans of the Managing Member and the Company that may provide for stock units, or phantom stock, pursuant to which employees of the Managing Member or the Company will receive payments based upon dividends on or the value of Class A Common Shares, (iii) costs of indemnifying directors, officers, employees or agents of the Managing Member (including advancement of expenses), in their respective capacities as such, whether pursuant to the Managing Member’s governing documents or otherwise, (iv) director fees and expenses, (v) all costs and expenses of the Managing Member being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders and (vi) all organizational and operational expenses reasonably incurred by the Managing Member, including all payments, advances and other expenses in connection with any indemnity or similar obligation of the Managing Member.  Such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 7.03.  To the extent practicable, expenses incurred by the Managing Member on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Managing Member or any of its Affiliates by the Company pursuant to this Section 6.04 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.  If at any time the Managing Member is different from INC, INC shall be entitled, so long as there are Class A Units outstanding that may be Redeemed pursuant to Article XI, to be reimbursed by the Company in the same manner as the Managing Member pursuant to this Section 6.04.  For the avoidance of doubt, distributions made under this Section 6.04 may not be used to pay dividends or distributions on Equity Securities of INC.

Section 6.05                             Limitation of Liability.

(a)                                 Except as otherwise expressly provided herein or in a written agreement entered into by such Person and the Company, the Managing Member, the Managing Member’s Affiliates (including directors (or equivalent) and Executive Officers of the Managing Member), the Tax Matters Partner and the Executive Officers of the Company shall not be liable to the Company or to any Non-Managing Member for any act or omission performed or omitted by or on behalf of (i) the Managing Member, in its capacity as the sole managing member of the Company, (ii) the Managing Member’s Affiliate, in its capacity as such, (iii) the Tax Matters Partner, in its capacity as such, or (iv) an Executive Officer of the Company, in its capacity as an officer of the Company; provided, however, that such limitation of liability shall not apply to limit the liability of a Person in respect of a matter if (1) there has been a final, non-appealable judgment entered by a court or arbitration panel of competent jurisdiction determining that, in respect of the matter, the Person actually received an improper benefit or profit in money, property, or services or (2) there has been a final, non-appealable judgment or adjudication adverse to the Person entered by a court or arbitration panel of competent jurisdiction in a proceeding based on a finding in the proceeding, in respect of the matter, that the Person’s action or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent.  The Managing Member, its Affiliates, the Tax Matters Partner and any Executive Officer of the Company shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managing Member, its Affiliates, the Tax Matters Partner or any Executive Officer of the Company, as the case may be, in good faith reliance on such advice shall in no event subject the Managing Member, any of its Affiliates, the Tax Matters Partner or any Executive Officer of the Company, as the case may be, to liability to the Company or any Member.

(b)                                 Whenever in this Agreement or any other agreement contemplated herein, the Managing Member is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members.

(c)                                  Whenever in this Agreement the Managing Member is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, (i) the Managing Member shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards, (ii) any resolution, action or terms so made, taken or provided by the Managing Member shall be presumed to have been made, taken or provided in accordance with the standard set forth in this Section 6.05(c) and (iii) notwithstanding anything contained herein to the contrary, so long as the Managing Member acts in good faith, the resolution, action or terms so made, taken or provided by the Managing Member shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Managing Member or any of the Managing Member’s Affiliates.

Section 6.06                             Outside Activities of the Managing Member.  The Managing Member shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Managing Member as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a Stock Exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing raised by the Managing Member pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided further, that the Managing Member may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Managing Member takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Managing Member.  For avoidance of doubt, the corporate opportunity doctrine shall not apply to the Managing Member, any of the Managing Member’s Affiliates (including any director (or equivalent) of the Managing Member) or any officer or employee of the Managing

Member or Officer or employee of the Company and each of the foregoing Persons shall be free to pursue any opportunity presented to him, her or it without any obligation to the Company or the Managing Member to the maximum extent permitted by applicable Law.  Nothing contained herein shall be deemed to prohibit the Managing Member from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01                             Limitation of Liability and Duties of Members and Officers.

(a)                                 Except as otherwise expressly provided in this Agreement or in the Maryland Act, no current or former Member (including a current or former Managing Member) or any current or former Officer shall be obligated personally for any debts, obligation or liability solely by reason of being a Member or, with respect to the Managing Member, acting as the Managing Member of the Company, or, with respect to an Officer, acting in its capacity as an Officer.  Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Maryland Act shall not be grounds for imposing personal liability on the Managing Member for liabilities of the Company.

(b)                                 Notwithstanding any other provision of this Agreement (subject to Section 6.05 with respect to the Managing Member), to the extent that, at Law or in equity, any Member (including the Managing Member), any Member’s Affiliate or any manager, managing member, general partner, director (or equivalent), officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby limited solely to those expressly set forth in this Agreement, to the fullest extent permitted by Law.  The limitation of duties (including fiduciary duties) to the Company, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement as expressly set forth herein, if any, are approved by the Company, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement.

Section 7.02                             No Right of Partition.  No Member, other than the Managing Member, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.03                             Indemnification.

(a)                                 Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Maryland Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, whether or not by or in the right of the Company, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, in connection with any act or omission performed, or omitted to be performed, by such Indemnified Person by reason of the fact that such Person is or was a Member (including the Managing Member), is or was serving as a Tax Matters Partner or an Executive Officer or director (or equivalent) of the Managing Member or the Company, or is or was an Executive Officer or director (or equivalent) of the Managing Member or the Company serving at the request of the Managing Member or Company as an Executive Officer or director (or equivalent) of another corporation, partnership, joint venture, limited liability company, trust or other entity; provided, however, that no Person shall be indemnified and held harmless under this Section 7.03(a) in respect of a matter if (i) there has been a final and non-appealable judgment entered by a court or arbitration panel of competent jurisdiction determining that, in respect of the matter, the Indemnified Person actually received an improper benefit or profit in money, property, or services or (ii) there has been a final, non-appealable judgment or adjudication adverse to the Person entered by a court or arbitration panel of competent jurisdiction in a proceeding based on a finding in the proceeding, in respect of the matter, that the Person’s action or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)                                 The right to indemnification and the advancement of expenses conferred in this Section 7.03 shall be in addition to any other right which any Person may have or hereafter acquire under any insurance, statute, agreement, bylaw, action by the Managing Member or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person.

(c)                                  The Company may, but shall not be required to, maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Person against any expense, liability or loss, including any expense, liability or loss described in Section 7.03(a) and whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.03.

(d)                                 Any indemnification pursuant to this Section 7.03 shall be made only out of the assets of the Company and its Subsidiaries, it being agreed that the Members shall not be directly liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(e)                                  An Indemnified Person shall not be denied indemnification in whole or in part under this Section 7.03 solely because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies.

(f)                                   The Company shall have the power, with the approval of the Managing Member, to provide indemnification and advancement of expenses to any Person who is not an Indemnified Person.

(g)                                  The Company shall have the power, with the approval of the Managing Member, to enter into an agreement providing for the obligation of the Company to indemnify and advance expenses to any Person.

(h)                                 If this Section 7.03 or any portion hereof shall be invalidated on any ground by any court or arbitration panel of competent jurisdiction, then the Company shall nevertheless indemnify and hold each Indemnified Person harmless pursuant to this Section 7.03 to the fullest extent permitted by any applicable portion of this Section 7.03 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

(i)                                     The provisions of this Section 7.03 shall be applicable to all claims, demands, actions, suits or proceedings made or commenced after the adoption thereof whether arising from acts or omissions to act occurring before or after its adoption.

(j)                                    No amendment or other modification of any subsection of this Section 7.03, nor the inclusion of any provision inconsistent with this Section 7.03 shall adversely affect any right or protection of any Indemnified Person established pursuant to this Section 7.03 existing at the time of such amendment or other modification or inclusion of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Section 7.03, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Section 7.03, would accrue or arise), prior to such amendment or other modification or inclusion of an inconsistent provision.

Section 7.04                             Members Right to Act.  For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a)                                 Except as otherwise expressly provided by this Agreement, acts by Majority Consent of the Members, voting together as a single class, shall be the acts of the Members.  Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in a written transmission without a meeting may authorize another Person or Persons to act for it by proxy in accordance with the Maryland Act.  Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b)                                 The actions by the Members permitted hereunder may be taken at a meeting called by the Managing Member or by the Members holding a majority of combined voting power of the Units entitled to vote on such matter on at least forty-eight (48) hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called.  The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held execute a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.  The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum percentage of the combined voting power of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.  Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent.  Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Notwithstanding the foregoing, no Members (other than the Managing Member) shall have any right to approve any matter or action taken by the Company except those matters for which approval or consent of the Members (or such Member) is expressly provided for in this Agreement.

Section 7.05                             Inspection Rights.  The Company shall permit each Member and each of its designated representatives to (a) visit and inspect any of the properties of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (b) examine the business and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom and (c) consult with the Managing Member, and the managers, officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries.  The presentation of an executed copy of this Agreement by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Member and their respective designated representatives.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01                             Records and Accounting.  The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to applicable Law.  All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Managing Member, whose determination shall be final and conclusive as to all of the Members absent manifest error.

Section 8.02                             Fiscal Year.  The Fiscal Year of the Company shall end on September 30 or such other date as may be established by the Managing Member, taking into consideration the fiscal year of the Managing Member and the other Members.

ARTICLE IX

TAX MATTERS

Section 9.01                             Preparation of Tax Returns.  The Managing Member shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company.  On or before March 15, June 15, September 15, and December 15 of each Taxable Year, the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of such Member’s state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for the prior quarter.  In addition, no later than eight-and-one-half (8-1/2) months following the end of the prior Taxable Year, the Company shall send to each Person who was a Member at any time during such Taxable Year, a statement showing such Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Taxable Year and a completed IRS Schedule K-1.  Each Member shall notify the other Members upon receipt of any notice of tax examination of the Company by federal, state or local authorities.  Subject to the terms and conditions of this Agreement, in its capacity as Tax Matters Partner, the Managing Member shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of its Members.

Section 9.02                             Tax Elections.  The Taxable Year shall be the Fiscal Year set forth in Section 8.02, or such other taxable year permitted under the Code as may be established by the Managing Member, taking into consideration the taxable years of the Managing Member and the other Members.  The Company and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code, shall not thereafter revoke such election and shall make a new election pursuant to Section 754 to the extent necessary following any “termination” of the Company or the Subsidiary under Section 708 of the Code.  Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03                             Tax Controversies.  The Managing Member is hereby designated the Tax Matters Partner within the meaning given to such term in Section 6231 of the Code (the Managing Member, in such capacity, the “Tax Matters Partner”) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith.  Each Member shall cooperate with the Company and do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings.  The Tax Matters Partner shall keep the Original Member fully advised on a current basis of any contacts by or discussions with the tax authorities, and the Original Member shall have the right to observe and participate through representatives of its own choosing (at its sole expense) in any tax proceedings.

ARTICLE X

TRANSFERS OF UNITS

Section 10.01                      Transfers Generally.

(a)                                 No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement, in each case, to the fullest extent permitted by applicable Law.

(b)                                 No Company Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X or Article XI.  Any Transfer or purported transfer of a Company Interest not made in accordance with Article X or Article XI shall be null and void ab initio.  For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company.  The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

(c)                                  If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to Transfer all or any part of its interest in the Company.  The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

Section 10.02                      Transfers of Managing Member’s Company Interest.

(a)                                 The Managing Member may not Transfer all or any portion of its Company Interest without the approval of the Managing Member and the Majority Consent of the Non-Managing Members.

(b)                                 The Managing Member may not voluntarily withdraw as a Managing Member of the Company except in connection with a Transfer of the Managing Member’s entire Company Interest permitted in this Article X and the admission of the transferee as a successor Managing Member of the Company pursuant to this Agreement.

(c)                                  It is a condition to any Transfer of any Managing Member’s Company Interest otherwise permitted under this Section 10.02 that (i) coincident or prior to such Transfer, the transferee is admitted as a Managing Member pursuant to this Agreement; (ii) the transferee assumes by operation of law or express agreement all of the obligations of the transferor Managing Member under this Agreement with respect to the transferred Company Interest and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement applicable to the Managing Member and the admission of such transferee as a Managing Member.  The Managing Member shall promptly amend the Schedule of Members to reflect any Transfer permitted pursuant to this Section 10.02.

(d)                                 Notwithstanding anything in this Agreement to the contrary, the provisions of this Article X shall not apply to the Transfer of Company Interests pursuant to, and in accordance with, Section 3.04 or the succession of INC as the Managing Member at the Effective Time, which succession shall be deemed to occur automatically upon the occurrence of the Effective Time without any further action by the Company or any Member.

Section 10.03                      Non-Managing Members’ Rights to Transfer.

(a)                                 Subject to Section 12.01 and this Section 10.03, and subject to any other limitations to which the Non-Managing Members may otherwise be subject, a Non-Managing Member may, at any time, Transfer all or any portion of its Company Interest in a Permitted Transfer; provided, however, that the restrictions contained in this Agreement shall continue to apply to Units after any Permitted Transfer of such Units.

(b)                                 It is a condition to any Transfer otherwise permitted under this Section 10.03 that the transferee assume by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Company Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor company by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Managing Member.  Any transferee shall take subject to the obligations of the transferor hereunder.  The Managing Member shall promptly amend the Schedule of Members to reflect any Transfer permitted pursuant to this Section 10.03.

Section 10.04                      Restricted Units Legend.  Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available.  To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [INSERT DATE OF ISSUANCE], AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE OPERATING AGREEMENT OF THE RMR GROUP LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE RMR GROUP LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER.  A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE RMR GROUP LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units.  The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 10.05                      Overriding Provisions.  Notwithstanding anything contained in this Agreement to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i)                                     result in the violation of the Securities Act, or any other applicable Laws;

(ii)                                  cause the Company to lose its status as a partnership for federal income tax purposes or, without limiting the generality of the foregoing, such Transfer was effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations;

(iii)                               be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors);

(iv)                              cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provision of the Code; or

(v)                                 result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

ARTICLE XI

REDEMPTION RIGHTS

Section 11.01                      Redemption Rights of Non-Managing Members.

(a)                                 A Non-Managing Member holding Paired Interests shall have the right (subject to the terms and conditions set forth in this Article XI) to have the Company redeem all or a portion of the Class A Units that comprise Paired Interests held by such Member (Class A Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) for the Class A Shares Amount or, at the election of the Managing Member, for the Cash Amount (in each case, a “Redemption”), in each case pursuant to, and in accordance with, the Charter and the provisions of this Article XI; provided, that the Managing Member’s election shall be approved by a majority of the directors of the Managing Member’s Board of Directors that are not Tendering Parties or an Affiliate of the Tendering Party or Parties.  Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Managing Member by the Member when exercising the Redemption right (the “Tendering Party”). In the event that the Managing Member elects to have the Company redeem all or a portion of a whole number of the Tendered Units in exchange for the Cash Amount, such Cash Amount shall be delivered by the Company as a certified or bank check payable to the Tendering Party or, at the Managing Member’s election, by wire transfer of funds on or before the Specified Redemption Date.

(b)                                 If the Managing Member does not elect on or before the close of business on the Cut-Off Date to have the Company redeem all of the Tendered Units from the Tendering Party in exchange for cash, then the portion of the Tendered Units not being redeemed for cash shall be redeemed for the Class A Shares Amount calculated based on the portion of Tendered Units to be acquired in exchange for Class A Common Shares.  The Tendering Party shall submit such written representations, investment letters, legal opinions or other instruments as may be necessary, in INC’s view, to effect compliance with the Securities Act.  INC shall deliver such Class A Common Shares to the Tendering Party as duly authorized, validly issued, fully paid and non-assessable Class A Common Shares and, if applicable, Rights free of any pledge, lien, encumbrance or restriction, other than restrictions provided in the Articles, the Securities Act and relevant securities laws.  Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Class A Common Shares and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Class A Common Shares issued in connection with a Redemption pursuant to this Section 11.01(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as INC in good faith determines to be necessary or advisable in order to ensure compliance with such laws.  To the extent INC issues Class A Common Shares pursuant to this Section 11.01(b), the Company shall issue to INC a number of Class A Units equal to the number of Class A Common Shares so issued.

(c)                                  The Company may elect to raise funds for the payment of any applicable Cash Amount (a) solely by requiring that INC or its Subsidiaries contribute to the Company funds from (i) the proceeds of a registered public offering by INC of Class A Common Shares sufficient to purchase the Tendered Units or (ii) any other sources available to INC or its Subsidiaries or (b) with the consent of the Tendering Party, from any other sources available to the Company.  Any cash being provided by INC pursuant to this Section 11.01 shall be contributed to the Company in exchange for the issuance by the Company to INC of a number of Class A Units equal to the number of Tendered Units being acquired for cash.  To the extent determined by the Managing Member, the Company shall treat such a transaction as a disguised sale under Code Section 707(a)(2)(B).  If the applicable Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount not so paid from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the Federal Funds Rate plus five percent (5%).

(d)                                 Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 11.01:

(i)                                     if (i) a Tendering Party surrenders Tendered Units during the period after the record date with respect to a distribution payable to Unit holders, and before the record date established by INC for a dividend to its stockholders of some or all of its portion of the distribution, and (ii) the Managing Member elects to redeem any of the Tendered Units in exchange for Class A Common Shares pursuant to Section 11.01(b), then the Tendering Party shall pay to the Company on the Specified Redemption Date an amount in cash equal to the distribution paid or payable in respect of such Tendered Units;

(ii)                                  the consummation of the Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

(iii)                               the Tendering Party shall continue to own all Class A Units subject to any Redemption, and be treated as a Member with respect to the Class A Units for all purposes of this Agreement, until the Specified Redemption Date and until the Tendered Units are redeemed. Until a Specified Redemption Date and a Redemption of the Tendered Units by the Company for the Class A Shares Amount, the Tendering Party shall have no rights as a stockholder of INC with respect to the Class A Common Shares issuable in connection with the redemption; and

(iv)                              for each Class A Unit redeemed pursuant to this Section 11.01, the Class B-2 Common Share that comprises a Paired Interest with the Class A Unit shall be cancelled by INC.

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.01                      Substituted Members.  No Non-Managing Member shall have the right to substitute a transferee other than a transferee in a Permitted Transfer as a Member in its place.  Subject to the delivery of the documents and instruments as provided below, a transferee in a Permitted Transfer shall be admitted as a substituted Member (a “Substituted Member”) pursuant to a Permitted Transfer without the consent of the Managing Member, subject to the provisions of Article X.  The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member (other than pursuant to a Permitted Transfer) shall not give rise to any cause of action against the Company or the Managing Member.  A Person shall not be admitted as a Substituted Member until it furnishes the Managing Member such documents and instruments as the Managing Member may require to effect that Person’s admission as a Substituted Member.  Concurrently with, and as evidence of, the admission of a Substituted Member, the Managing Member shall amend the Schedule of Members and the books and records of the Company to reflect admission of the Substituted Member, including adding the name, address and number of Units of the Substituted Member and eliminating or adjusting, if necessary, the name, address and number of Units of the predecessor of the Substituted Member.  A transferee who has been admitted as a Substituted Member shall have all the rights and powers, and be subject to all of the restrictions and liabilities, of a Non-Managing Member under this Agreement.

Section 12.02                      Additional Members.  Subject to the provisions of Article X, any Person (other than an existing Member) may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only with the prior written consent of the Managing Member and following delivery to the Managing Member of such documents or instruments as may be required by the Managing Member to effect that Person’s admission as an Additional Member.  The admission shall become effective on the date on which the Managing Member determines in its reasonable discretion that those conditions have been satisfied and when any such admission is shown on the books and records of the Company.

Section 12.03                      Admission of Successor Managing Member.  A successor to all or a portion of the Managing Member’s Company Interest pursuant to Section 10.02(b) who the Managing Member has designated to become a successor Managing Member shall be admitted to the Company as the Managing Member in accordance with this Section 12.03, the transferor Managing Member shall be relieved of its obligations under this Agreement and shall cease to be a Managing Member of the Company without any separate approval of any Member.  Any such successor shall carry on the business of the Company without dissolution.  In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.  In the event that the Managing Member withdraws from the Company, or transfers its entire Company Interest in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the Managing Member of the Company a Majority Consent of the Non-Managing Members may elect to continue the Company by selecting a successor Managing Member.

ARTICLE XIII

WITHDRAWAL AND RESIGNATION

Section 13.01                      Withdrawal and Resignation of Members.  No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV.  Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Managing Member upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to the Member receiving the full amount of Distributions from the Company to which the Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of the Member.  Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.05, the Member shall cease to be a Member.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.01                      Dissolution.  The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member.  The Company shall dissolve, and its affairs shall be wound up, upon:

(a)                                 the approval of the Managing Member and the unanimous approval of all Members that then hold Units with the right to vote on matters requiring the approval of the Members, to dissolve the Company;

(b)                                 the Incapacity of the Managing Member; provided, however, that the Company shall not be dissolved or required to be wound up in connection with any such Incapacity if, within ninety (90) days of the event, the Company, acting by the Majority Consent of the Non-Managing Members, appoints a successor Managing Member effective as of the date of the event;

(c)                                  a dissolution of the Company under Section 4A-902 of the Maryland Act; or

(d)                                 the entry of a decree of judicial dissolution of the Company under Section 4A-903 of the Maryland Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence.  An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02                      Liquidation and Termination.  On dissolution of the Company, the Managing Member shall act as liquidator or may appoint one or more Persons as liquidator.  The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Maryland Act.  The costs of liquidation shall be borne as a Company expense.  Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Managing Member.  The steps to be accomplished by the liquidators are as follows:

(a)                                 as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)                                 to the extent that any exist and only to the extent required by applicable Law, the liquidators shall cause the notice described in the Maryland Act to be mailed to each known creditor of and claimant against the Company prior to dissolving the Company in the manner described and required thereunder;

(c)                                  the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Company; and

(d)                                 all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.01(a) by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).  The distribution of cash or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03                      Deferment; Distribution in Kind.  Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves.  Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of the remaining Company assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of the Company assets or (c) a combination of the foregoing.  Any such Distributions in kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing those assets (or the operation thereof or the holders thereof) at that time.  Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profits or Losses (if any), which shall be allocated in accordance with Article V.  The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04                      Cancellation of Articles.  On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to that time), and the Managing Member (or such other Person or Persons as the Maryland Act may require or permit) shall file articles of cancellation with the SDAT, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company.  The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05                      Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon the winding up.

Section 14.06                      Return of Capital.  The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XV

VALUATION

Section 15.01                      Determination.  “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of the asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with the sale), as that amount is determined by the Managing Member (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.01                      Power of Attorney.

(a)                                 Each Member who is an individual hereby constitutes and appoints the Managing Member (or the liquidator, if applicable) with full power of substitution, as the Member’s true and lawful agent and attorney-in-fact, with full power and authority in the Member’s name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Maryland and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Managing Member deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including articles of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article XII or XIII; and

(ii)                                  sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Managing Member, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Managing Member, to effectuate the terms of this Agreement.

(b)                                 The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Company Interest and shall extend to the Member’s heirs, successors, assigns and personal representatives.

Section 16.02                      Amendments.  Except as may be otherwise required by Law or as expressly provided in this Agreement, this Agreement may be amended or otherwise modified, or the observance of any provision of this Agreement waived, only with the approval of the Managing Member and the Majority Consent of the Non-Managing Members; provided, however, that except as specifically provided in this Agreement, no amendment or other modification or waiver may:

(a)                                 modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the approval of each such affected Member;

(b)                                 modify the rights and obligations set forth in Article XI with respect to a Redemption, in each case, without the approval of the Non-Managing Members affected by such an amendment;

(c)                                  modify the rights and obligations set forth in Section 7.03 with respect to indemnification of Indemnified Persons, in each case, without the approval of each affected Member; or

(d)                                 amend this Section 16.02, without the approval of each Member.

For the avoidance of doubt, at the direction of the Managing Member, the Company may update the Schedule of Members in accordance with the terms of this Agreement, and the update shall not be construed as an amendment requiring the consent of any party hereto.

Upon obtaining the applicable approval or consent in accordance with this Section 16.02, and without further action or execution by any other Person, including any Non-Managing Member, (i) any amendment or other modification or waiver to this Agreement shall be implemented and reflected in a writing executed by the Managing Member or a duly authorized Officer and (ii) the Members shall be deemed a party to and bound by the amendment or other modification or waiver of this Agreement.  Within thirty (30) days after the effectiveness of any amendment or other modification or waiver to this Agreement, the Company shall deliver a copy of a written instrument reflecting the amendment or other modification or waiver to all Members.

Section 16.03                      Title to Company Assets.  Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in those Company assets or any portion thereof.  The Company shall hold title to all of its property in the name of the Company and not in the name of any Member.  All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to those Company assets is held.  The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 16.04                      Addresses and Notices.  Any notice consent, demand, or communication required or permitted to be given by any provision of this Agreement will be in writing and may be (i) delivered personally to the Person or to an officer of the Person to whom the same is directed, (ii) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid or (iii) (except to the Company or INC) sent by e-mail, with electronic, written or oral confirmation of receipt, in each case to the Company at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of the other Person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been delivered, given and received hereunder (a) as of the date so delivered, if delivered personally, (b) upon receipt, if sent by facsimile or e-mail (provided confirmation of transmission is received), or (c) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.  The Company’s address is:

The RMR Group LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attn: President

with a copy (which shall not constitute notice) to:

The RMR Group LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attn: General Counsel

Section 16.05                      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, whether as Substituted Members or otherwise.

Section 16.06                      Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of the creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 16.07                      Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 16.08                      Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

Section 16.09                      Governing Law; Venue; Arbitration.

(a)                                 Governing Law.  This Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of law.

(b)                                 Venue.  Each party hereto agrees that it shall bring any Proceeding in respect of any Dispute exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”).  Solely in connection with claims arising under this Agreement or the transactions contemplated hereby, each party hereto irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in those courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of the Proceeding and (v) agrees that service of process upon that party in any such Proceeding shall be effective if notice is given in accordance with Section 16.04.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Law.  A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 16.09(c), this Section 16.09(b) shall not pre-empt resolution of the Dispute pursuant to Section 16.09(c).

(c)                                  Arbitration.

(i)                         Any disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of the Company or a Member or any holder of equity interests (which, for purposes of this Section 16.09(c), shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of the Company or a Member, either on his, her or its own behalf, on behalf of the Company or a Member or on behalf of any series or class of equity interests of the Company or a Member or holders of equity interests of the Company or a Member against the Company or any Member or any of their respective trustees, directors, members, officers, managers, agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement or the governing documents of the Company or any Member (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 16.09(c).  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of the Company or any Member and class actions by a holder of equity interests against those individuals or entities and the Company or any Member.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.  For purposes of this Section 16.09(c), the term “equity interest” shall mean, (i) in respect of the Company, any Company Interest and (ii) in respect of a Member, any equity interest in that Member.  References to a “Member” in this Section 16.09(c) shall be deemed to include any former Member.

(ii)                                  There shall be three (3) arbitrators.  If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA.  If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator.  The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator.  If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(iii)                   The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.  There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.  For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

(iv)                              In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the Laws of the State of Maryland.  Any arbitration proceedings or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based.  Any monetary award shall be made and payable in Dollars free of any tax, deduction or offset.  Subject to Section 16.09(c)(vi), each party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.

(v)                     Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(vi)                              Notwithstanding any language to the contrary in this Agreement, the Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (the “Appellate Rules”). The Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of the Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.  For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 16.09(c)(v) hereof shall apply to any appeal pursuant to this Section and the appeal tribunal shall not render an award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

(vii)                           Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 16.09(c)(vi), the Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by Law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(viii)            This Section 16.09(c) is intended to benefit and be enforceable by the Company, each Member (including any former Member) and their respective holders of equity interests, trustees, directors, officers, managers (including the Managing Member), agents or employees and their respective successors and assigns, shall be binding upon the Company, each Member (including any former Member) and their respective holders of equity interests and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

Section 16.10                      Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, the invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in that jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

Section 16.11                      Further Action.  Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the purposes of this Agreement.

Section 16.12                      Delivery by Electronic Transmission.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.13                      Right of Offset.  Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that the Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment.  For the avoidance of doubt, the distribution of Units to INC shall not be subject to this Section 16.13.

Section 16.14                      Effectiveness.  This Agreement shall be effective as of the completion of the Closing under each of the Transaction Agreements, as the term “Closing” is defined in each such Transaction Agreement (the “Effective Time”).

Section 16.15                      Entire Agreement.  This Agreement, those documents expressly referred to herein (including the Transaction Agreements and the Tax Receivable Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 16.16                      Interpretation.

(a)                                 Generally.  Unless the context otherwise requires, as used in this Agreement: (a) “or”, “either” and “any” are not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (e) words of one gender shall be construed to apply to each gender; (f) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (g) “Articles,” “Sections,” “Exhibits” and “Schedules” refer to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified; (h) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (i) “Dollars” and “$” mean U.S. Dollars; and (j) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

(b)                                 Additional Interpretive Provisions.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  Any capitalized term used in any Exhibit or Schedule to this Agreement, but not otherwise defined therein, shall have the meaning as defined in this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder and any successor statute or statutory provision.  References to any agreement are to that agreement as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  Reference to any agreement, document or instrument means the agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless the Person has consented in writing to the amendment or modification.  Wherever required by the context, references to a Fiscal Year or Taxable Year shall refer to a portion thereof.

(c)                                  Joint Drafting.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(d)                                 Conflicts.  Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of the conflict.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Operating Agreement as of the date first written above.

COMPANY:

THE RMR GROUP LLC

By:	/s/ Jennifer B. Clark
Name:	Jennifer B. Clark
Title:	Executive Vice President and General Counsel

MEMBERS:

THE RMR GROUP INC.

By:	/s/ Matthew P. Jordan
Name:	Matthew P. Jordan
Title:	Treasurer and Chief Financial Officer

REIT MANAGEMENT & RESEARCH TRUST

By:	/s/ Jennifer B. Clark
Name:	Jennifer B. Clark
Title:	Vice President

[Signature Page to Amended and Restated Operating Agreement]

SCHEDULE 1*

SCHEDULE OF MEMBERS

Member		Class B Units	Class A Units	Percentage Interest
The RMR Group Inc.	Managing Member	1,000,000	15,000,000	51.6%

Reit Management & Research Trust	Non-Managing Member		15,000,000	48.4%

* This Schedule of Members shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, or to reflect any additional issuances of Units pursuant to this Agreement.

Exhibit A

FORM OF NOTICE OF REDEMPTION

The RMR Group LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458-1634

Attn: President, with a copy to General Counsel

The undersigned Member hereby irrevocably tenders for Redemption Class A Units in The RMR Group LLC, a Maryland limited liability company (the “Company”), and for cancellation by The RMR Group Inc., a Maryland corporation and the managing member of the Company (the “Managing Member”), paired Class B-2 Common Shares in accordance with the terms of the Operating Agreement, dated as of June 5, 2015, as amended and restated on October [  ], 2015 (as amended or otherwise modified from time to time, the “Operating Agreement”) by and among the Company, the Managing Member, and each of the Members from time to time party thereto, and the Redemption rights referred to in Article XI therein.  All capitalized terms used and not otherwise defined herein shall have the respective meaning ascribed to them in the Agreement.  The undersigned:

(a)                                 undertakes to surrender the Class A Units and paired Class B-2 Common Shares at the closing of the Redemption;

(b)                                 directs that the certified check representing, or at the Managing Member’s election, a wire transfer of the Cash Amount, or the Class A Shares Amount, as applicable, deliverable upon the closing of the Redemption be delivered to the address or bank account, as applicable, specified below;

(c)                                  represents, warrants, certifies and agrees that: (i) the undersigned is a Member; (ii) the undersigned has, and at the closing of the Redemption will have good, marketable and unencumbered title to the Class A Units and paired Class B-2 Common Shares, free and clear of the rights or interests of any other person or entity; (iii) the undersigned has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender the Class A Units and tender for cancellation the paired Class B-2 Common Shares as provided herein; (iv) the tender and surrender of the Class A Units for Redemption and tender for cancellation of the paired Class B-2 Common Shares as provided herein complies with all conditions and requirements for Redemption of Class A Units set forth in the Operating Agreement; and (v) the undersigned has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve the tender and surrender; and

(d)                                 acknowledges that the undersigned will continue to own the Class A Units unless and until the Class A Units are redeemed pursuant to Article XI of the Operating Agreement.

Dated:

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Name of Member:

Signature of Member:

Street Address:

City, State, Zip Code:

Issue Check Payable To (or Shares in the Name of):

Bank Account Details:

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